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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                              FLORES & RUCKS, INC.


              Flores & Rucks, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify:

              FIRST: That the name of the Corporation is Flores & Rucks, Inc. The original Certificate of Incorporation of the Corporation was filed with the Delaware Secretary of State's Office on September 21, 1994.

              SECOND: That in lieu of a meeting and vote of directors, the Board of Directors of the Corporation, by unanimous written consent filed with the minutes of proceedings of the Board of Directors of the Corporation in accordance with the provisions of Section 141(f) of the DGCL, adopted resolutions approving and declaring advisable the following amendment to the Certificate of Incorporation of the Corporation:

              RESOLVED, that Article 1 of the Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

              "1.    The name of the Corporation is Ocean Energy, Inc."

              THIRD: That said amendment was duly adopted by the stockholders of the Corporation in accordance with the applicable provisions of Section 242 of the DGCL.

              IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by Robert K. Reeves, its Senior Vice President, this 17th day of June, 1997.


                                        FLORES & RUCKS, INC.



                                        By:     /s/ Robert K. Reeves
                                           --------------------------------
                                           Name:  Robert K. Reeves
                                           Title: Senior Vice President